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Exhibit 4.22

[Conformed Copy]

QWEST CORPORATION

7.875% Notes due 2011

First Supplemental Indenture
Dated as of August 19, 2004

U.S. BANK NATIONAL ASSOCIATION,
as Trustee with respect to such series of Securities as shall be designated from time to time pursuant to the terms hereof

Exhibits
Exhibit A	—	Form of 2011 Note
Exhibit B	—	Form of Certificate to be delivered in connection with transfers pursuant to Regulation S
Exhibit C	—	Form of Certificate to be delivered in connection with transfers pursuant to Regulation S

        FIRST SUPPLEMENTAL INDENTURE dated as of August 19, 2004 (this "Supplemental Indenture") by and between QWEST CORPORATION, a Colorado corporation (formerly known as U S WEST Communications, Inc.) (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture with respect to the Notes (as defined below) (the "Trustee"). The Trustee, and each other trustee appointed as such with respect to the Securities of any series issued under the Indenture, shall be the "Trustee" (as defined in the Indenture, as supplemented hereby) for all purposes under the Indenture with respect to the applicable series of Securities but, for the avoidance of doubt, not with respect to any series of Securities for which such Trustee has not been appointed trustee under the terms of the Indenture and/or any supplement thereto).

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes:

        WHEREAS, the Company and J.P. Morgan Trust Company, National Association, are parties to that certain Indenture (the "Indenture") dated as of October 15, 1999 providing for the issuance from time to time of senior debt securities ("Securities") to be issued in one or more series;

        WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities, designated as its 7.875% Notes due 2011 (the "Notes"), in an initial aggregate principal amount of $575,000,000. The Notes shall be substantially in the form attached hereto as Exhibit A.

        WHEREAS, Section 9.01 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form or terms of Securities of any Series as permitted by Section 2.02 of the Indenture;

        WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with;

        WHEREAS, the Company desires to evidence and provide for the acceptance of the appointment under the Indenture of the Trustee as Trustee with respect to such series of Securities as the Company may designate from time to time pursuant to the terms of the Original Indenture and to add to or change certain provisions of the Indenture as it shall apply to the Notes; and

        WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

        NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE
THE 7.875% NOTES DUE SEPTEMBER 1, 2011

Section 1.01.    Designation of Notes.

        The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that have been or may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture, entitled "7.875% Notes due September 1, 2011." The Notes shall be in the form of Exhibit A hereto. The Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes. Subject to the terms in the Indenture, as supplemented by this Supplemental Indenture, the Company may, at its option, without consent from the Holders, issue additional Notes from time to time. For all purposes under the Indenture, the term "Notes" shall include the Notes initially issued on the date of original issuance of the Notes and any other Notes issued after such date under the Indenture, as supplemented hereby.

Section 1.02.    Other Terms of the Notes.

        Without limiting the foregoing provisions of this Article One, the terms of the Notes shall be as set forth in the forms of Note set forth in Exhibit A hereto and as provided in the Indenture, as supplemented hereby.

        The Notes shall be payable and may be presented for payment, purchase, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

ARTICLE TWO
CERTAIN DEFINITIONS

Section 2.01.    Definitions.

          (a)   The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture, the terms defined herein will govern.

        "Business Day" means any day other than a Legal Holiday.

        "Debt" of any person means, at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all Debt secured by a Lien on any asset of such person, whether or not such Debt is otherwise an obligation of such Person, and (v) all Debt of others guaranteed by such person.

        "Depository" means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

        "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Notes.

        "Initial Global Notes" means the 144A Global Note and the Regulation S Global Note.

        "Initial Purchasers" means the several initial purchasers named in Schedule A to the Purchase Agreement.

        "Institutional Accredited Investor" or "IAI" means an "accredited investor" with the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Issue Date" means the initial date of issuance of the Notes.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required to be open.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

        "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

        "Permitted Liens" means any of the following:

          (a)   Liens existing on the date of the initial issuance of the Notes;

          (b)   Liens on any asset existing at the time such asset is acquired, if not created in contemplation of such acquisition;

          (c)   Liens on any asset (i) created within 180 days after such asset is acquired, or (ii) securing the cost of acquisition, construction or improvement of such asset; provided, in either case, that such Lien extends to no property or asset other than the asset so acquired, constructed or improved and property incidental thereto;

          (d)   (i) Liens incidental to the conduct of the Company's business or the ownership of its properties or otherwise incurred in the ordinary course of business which (x) do not secure Debt, and (y) do not in the aggregate materially detract from the value of its assets taken as a whole or materially impair the use thereof in the operation of its business, and (ii) Liens not described in clause (i) on cash, cash equivalents or securities that secure any obligation with respect to letters of credit or surety bonds or similar arrangements, which obligation in each case does not exceed $100,000,000;

          (e)   any Lien to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company to conduct all or some part of its business or in order to entitle the Company to maintain self-insurance or to obtain the benefits of any law relating to workmen's compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it;

          (f)    any Liens for taxes, assessments, governmental charges, levies or claims and similar charges either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings and as to which a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made;

          (g)   Liens securing the performance of bids, tenders, leases, contracts, sureties, stays, appeals, indemnities, performance or similar bonds or public or statutory obligations of like nature, incurred in the ordinary course of business;

          (h)   materialmen's, mechanics, repairmen's, employees, operators' or other similar Liens or charges arising in the ordinary course of business incidental to the acquisition, construction, maintenance or operation of any asset of the Company which have not at the time been filed pursuant to law and any such Liens and charges incidental to the acquisition, construction, maintenance or operation of any asset of the Company, which, although filed, relate to obligations not yet due or the payment of which is being withheld as provided by law, or to obligations the validity of which is being contested in good faith by appropriate proceedings;

          (i)    zoning restrictions, servitudes, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee) and other similar charges or encumbrances, which will not individually or in the aggregate interfere materially and adversely with the business of the Company and its subsidiaries taken as a whole;

          (j)    Liens created by or resulting from any litigation or proceeding which is currently being contested in good faith by appropriate proceedings and as to which levy and execution have been stayed and continue to be stayed or for which the Company is maintaining adequate reserves or other provision in conformity with generally accepted accounting principles;

          (k)   any interest or title of vendor or lessor in the property subject to any lease, conditional sale agreement or other title retention agreement;

          (l)    Liens in connection with the securitization or factoring of the Company's or any of its subsidiaries' receivables in a transaction intended to be a "true sale"; and

          (m)  any Lien securing a refinancing, replacement, extension, renewal or refunding of any Debt secured by a Lien permitted by any of the foregoing clauses of this definition of "Permitted Liens" to the extent secured in all material respects by the same asset or assets.

        Notwithstanding the foregoing, "Permitted Liens" shall not include any Lien to secure Debt that is required to be granted on an equal and ratable basis under the "negative pledge", or equivalent, provisions of a Debt instrument (including outstanding debt securities) as a result of the creation of a Lien that itself would constitute a "Permitted Lien."

        "Private Placement Legend" means the following legend:

        "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

        "Purchase Agreement" means the Purchase Agreement dated August 12, 2004, by and among the Company and the Initial Purchasers.

        "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date by and among the Company and the Initial Purchasers.

        "Regulation S" means Regulation S under the Securities Act.

        "Restricted Security" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended

          (b)   Other Definitions

Term:	Defined In Section:
"144A Global Note"	2.16	(a)
"Global Notes"	2.16	(d)
"Participants"	2.17	(b)
"Permanent Regulation S Global Note"	2.16	(b)
"Physical Notes"	2.16	(d)
"Regulation S Global Note"	2.16	(b)
"Temporary Regulation S Global Note"	2.16	(b)

          (c)   For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article Two have the meanings assigned to them in this Article, and include the plural, as well as the singular.

ARTICLE THREE
ADDITIONAL TERMS

Section 3.01.    Form and Dating.

          (a)   Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth as Exhibit A hereto (the "144A Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the appropriate legends set forth on Exhibit A hereto.

          (b)   Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Note in registered form, substantially in the form set forth as Exhibit A hereto (the "Temporary Regulation S Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the appropriate legends set forth on Exhibit A hereto. Reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate certifying that the Holder of the beneficial interest in the Temporary Regulation S Global Note is a Non-U.S. Person, substantially in the form of the certificate attached to Exhibit B hereto, from the Depository, a single permanent global Note in registered form, substantially in the form set forth as Exhibit A hereto, bearing the appropriate legends set forth on such Exhibit A (the "Permanent Regulation S Global Note," and together with the Temporary Regulation S Global Note, the "Regulation S Global Note"), duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Note and the issuance of the Permanent Regulation S Global Note.

          (c)   Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth as Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the "Global Notes") or as Physical Notes.

          (d)   The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 3.03 may be issued in the form of permanent certificated Notes in registered form, substantially in the form set forth as Exhibit A hereto, and bearing the applicable legends, if any, (the "Physical Notes").

Section 3.02.    Book-Entry Provisions for Global Notes.

          (a)   The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit A, as applicable.

          (b)   Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (c)   Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 3.03. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes, upon the written request of such owners or upon the Company's written instructions to the Trustee, if (i) the Depository notifies the Company that it is unwilling or unable to act as Depository for any Global Note or (ii) an Event of Default shall have occurred and be continuing with respect to the Notes. Upon any issuance of a Physical Note in accordance with this Section 3.02(c), the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

          (d)   In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (c) of this Section 3.02, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

          (e)   In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (c) of this Section 3.02, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Company shall execute, and (ii) the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (f)    Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (c) or (d) of this Section 3.02 shall, except as otherwise provided by Section 3.03, bear the Private Placement Legend.

          (g)   The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 3.03.    Special Transfer and Exchange Provisions.

            (a)    Transfers to QIBs.    The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

              (i)  the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Company and the Registrar in writing, that such sale is being made inside the United States to a QIB that purchases for its own account or for the account of a qualified institutional buyer to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the foregoing representations in order to claim this exemption from registration provided by Rule 144A;

             (ii)  if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

            (iii)  if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

            (b)    Transfers of Interests in the Temporary Regulation S Global Note.    The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

              (i)  the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note, whether or not such Global Note bears the Private Placement Legend, if the proposed transferor has delivered to the Registrar a certificate substantially in the form of the certificate attached to Exhibit B stating, among other things, that the proposed transferee is a Non-U.S. Person (except for a transfer to an Initial Purchaser); and

             (ii)  if the proposed transferee is a Participant, upon receipt by the Registrar of the documents referred to in clause (i) above, if required, and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and amount of such transfer of an interest in the Temporary Regulation S Global Note.

            (c)    Transfers to Non-U.S. Persons.    The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

              (i)  the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

             (ii)  (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note or the Physical Notes, as the case may be, to be transferred.

            (d)    Exchange Offer.    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with the Indenture, the Trustee shall authenticate one or more Global Notes and/or Physical Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes or Physical Notes, as the case may be, tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.

            (e)    Restrictions on Transfer and Exchange of Global Notes.    Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (f)    Private Placement Legend.    Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

            (g)    General.    By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.02 or 3.03 hereof. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

            (h)    Cancellation and/or Adjustment of Global Note.    At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 3.04.    Amendment to Section 2.03

        Section 2.03(a) of the Indenture is hereby amended by adding the words "Chief Financial Officer," after the words "its President".

Section 3.05.    Amendment to Section 4.03

        Section 4.03 of the Indenture is hereby amended and restated in its entirety but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof (unless otherwise expressly provided pursuant to Section 2.02 of the Indenture with respect to the Securities of any such other series) as follows:

        "Section 4.03.    Limitation on Liens.

          If at any time the Company mortgages, pledges or otherwise subjects to any Lien (other than Permitted Liens) all or some of its property or assets, the Company will secure the Notes, any other outstanding Securities issued under the Indenture, as supplemented hereby, and any of its other obligations which may then be outstanding and entitled to the benefit of a covenant similar in effect to this Section 4.03, equally and proportionally with the indebtedness or obligations secured by such Lien, for as long as any such indebtedness or obligation is so secured."

Section 3.06.    Amendment to Section 5.01

        Section 5.01 of the Indenture is hereby amended and restated in its entirety but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof (unless otherwise expressly provided pursuant to Section 2.02 of the Indenture with respect to the Securities of any such other series) as follows:

        "Section 5.01.    Consolidation, Merger and Sale of Assets.

        The Company shall not consolidate with, merge into or be merged into, or transfer or lease its property and assets substantially as an entirety to another entity; provided that the Company may consolidate with, merge into or be merged into, or transfer or lease its property and assets substantially as an entirety to another entity if: (a) the successor entity is a corporation and assumes by supplemental indenture all of the Company's obligations under the Notes, the Indenture, as supplemented hereby, and any other Securities outstanding under this Indenture, as supplemented hereby; and (b) after giving effect to the transaction, no default or Event of Default has occurred and is continuing."

Section 3.07.    Amendment to Section 11.02.

        Section 11.02(a) of the Indenture is hereby amended and restated in its entirety as follows:

          "(a) Any notice or communication by the Company or the Trustee is duly given if in writing and delivered in person or mailed by certified mail:

    if to the Company to:

    Qwest Corporation
    1801 California Street
    Denver, Colorado 80202
    Attention: Treasurer

    if to the Trustee to:

    U.S. Bank National Association
    950 17th Street, Suite 300
    Denver, CO 80202
    Attn. Corporate Trust Services

ARTICLE FOUR
APPOINTMENT OF U.S. BANK NATIONAL ASSOCIATION

Section 4.01.    Appointment of U.S. Bank National Association.

        The Company hereby appoints the Trustee as trustee under the Indenture with respect to the Notes and each other series of Securities for which the Trustee shall be appointed by the Company pursuant to the Indenture, as supplemented hereby, to act as Trustee under the Indenture, and confirms to the Trustee all of the rights, powers, and trusts of a Trustee under the Indenture with respect to the Notes and each other series of Securities for which the Trustee shall be appointed by the Company to act as Trustee under the Indenture. The Company shall execute and deliver such further instruments and do such other things as the Trustee may reasonably require to more fully and certainly vest and confirm in the Trustee all the rights, trusts, and powers hereby delivered and confirmed upon the Trustee hereunder and under the Indenture.

Section 4.02.    Acceptance of Trustee.

        The Trustee hereby accepts its appointment as trustee with respect to the Notes and shall hereby be vested with all of the authority, rights, powers, trusts, immunities, duties, benefits and obligations of a Trustee under the Indenture.

Section 4.03.    Qualification of Trustee.

        The Trustee hereby represents and warrants to the Company that the Trustee is qualified under the provisions of Section 310 of the Trust Indenture Act of 1939, as amended, and Section 7.10 of the Indenture to act as trustee with respect to the Notes under the Indenture.

ARTICLE FIVE
MISCELLANEOUS

Section 5.01.    Amendment and Supplement.

        This Supplemental Indenture or the Notes may be amended or supplemented as provided for in the Original Indenture; provided that:

          (a)   the following shall be deemed to be inserted after subparagraph (8) of Section 9.01 for purposes of this Supplemental Indenture:

    "(9)
    make any other change necessary to conform the terms of the Supplemental Indenture or the Notes to the terms described under the heading "Description of the Notes" contained in the Offering Circular dated August 12, 2004 relating to the offering of the Notes"; and

          (b)   subparagraph (4) of Section 9.02 is hereby amended and restated in its entirety but only insofar as it relates to the Notes and any other series of Securities originally issued after the date hereof (unless otherwise expressly provided pursuant to Section 2.02 of the Indenture with respect to the Securities of any such other series) as follows"

    "(4)
    waive a default of the principal premium, if any, or interest on any Security;".

Section 5.02.    Indenture.

        In the event of any conflict between this Supplemental Indenture and the Indenture, the provisions of this Supplemental Indenture shall prevail.

Section 5.03.    Governing Law.

        The laws of the State of New York shall govern this Supplemental Indenture and the Securities of the Series created hereby.

Section 5.04.    No Adverse Interpretation of Other Agreements.

        This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 5.05.    Successors and Assigns.

        All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 5.06.    Duplicate Originals.

        This Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

Section 5.07.    Severability.

        In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

[Signature Pages Follow]

SIGNATURES

        IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

QWEST CORPORATION
By:	/s/ JANET K. COOPER
	Name:	Janet K. Cooper
	Title:	Senior Vice President—Finance and Treasurer
U.S. BANK NATIONAL ASSOCIATION
By:	/s/ SETH DODSON
	Name:	Seth Dodson
	Title:	AVP

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First Supplemental Indenture Dated as of August 19, 2004
TABLE OF CONTENTS
ARTICLE ONE THE 7.875% NOTES DUE SEPTEMBER 1, 2011
ARTICLE TWO CERTAIN DEFINITIONS
ARTICLE THREE ADDITIONAL TERMS
ARTICLE FOUR APPOINTMENT OF U.S. BANK NATIONAL ASSOCIATION
ARTICLE FIVE MISCELLANEOUS
SIGNATURES